Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of V.F. Corporation (the “Company”) on Form 10-K for the period ending December 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert K. Shearer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
February 27, 2007

/s/ Robert K. Shearer
Robert K. Shearer
Senior Vice President – Finance and Chief Financial Officer